Exhibit 10.1

PERFECT STING RACING CORPORATION

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of this 16th day of December, 2011, by and between (i) Perfect Sting Racing Corporation, a Delaware corporation with an address of 901 South Federal Highway, Hallandale Beach, Florida 33009 (“Purchaser”), and (ii) The Alpen House Racing ULC, an Alberta unlimited liability company with an address of 14875 Bayview Avenue, Aurora, Ontario, Canada (“Seller”).

RECITALS

A. Seller is the owner of 100% of the right, title and interest (the “Ownership Interests”) in the thoroughbred horses listed on Attachment A (the “Horses”).

B. Seller has agreed to sell the Ownership Interests to Purchaser and Purchaser does herby agree to purchase the Ownership Interests in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:

1. Agreement of Purchase and Sale. In accordance with the terms and conditions of this agreement, Seller agrees to sell the Ownership Interests to Purchaser and Purchaser agrees to Purchaser the Ownership Interests from Seller.

2. Purchase Price

2.1 Consideration. Purchaser shall on the date hereof (the “Closing Date”) issue to Seller a promissory note in the form of Attachment B in the sum of One Million Two Hundred Thirty Thousand Five Hundred Dollars ($1,230,500 U.S.) (the “Promissory Note”) as the consideration for the Ownership Interests (the “Purchase Price”).

2.2 Grant of Security Interest. To secure the payment and performance of Purchaser’s obligations under the Promissory Note (the “Obligations”), Purchaser hereby pledges, assigns and grants to Seller a security interest in all of Purchaser’s right, title and interest in and to (i) the Ownership Interests and the Horses, (ii) all fixtures and equipment; all farm products; all inventory; all goods; all accessions and accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; all consumer goods; all documents and warehouse receipts, bills of lading and other documents of title; all accounts; all receivables; all instruments; all goodwill; all payment intangibles; all general intangibles; all rights under contracts and agreements including, but not limited to policies of insurance and leases; all commercial tort claims, contract and other claims and choses in action; all deposit accounts, checking accounts, securities accounts and commodity accounts and all sums on deposit, financial assets and other property credited thereto; all money; all securities and investment property; all letters of credit and letter-of-credit rights; all chattel paper and electronic chattel paper; all patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property, including but not limited to applications related to any of the foregoing; and all books and records, including but not limited to all mail or electronic mail addressed to Purchaser; (iii) all other tangible or intangible property; and (iv) all proceeds (including but not limited to proceeds of policies of insurance), products, substitutions and replacements of any of the assets or property referred to in the preceding clauses (i) through (iii), in each case of the preceding clauses (i) through (iv) wherever located, whether now existing or hereafter arising, and whether such Purchaser now has or hereafter acquires any such right, title or interest. Upon request by Seller, Purchaser will (A) grant to Seller a security interest in all commercial tort claims that Purchaser may have against any person or entity, and Purchaser shall promptly notify Seller if any such commercial tort claim is acquired or arises at any time, and (B) arrange for the execution of an account control agreement in favor of Seller with respect to each of its deposit accounts and securities accounts. In addition, upon request by Seller, Purchaser will arrange for the execution of a customary landlord access agreement with the landlord for each of the premises occupied by Seller.

Purchaser authorizes Seller or its representatives to file UCC-1 financing statements naming Purchaser as debtor and describing any or all of the collateral described above, and any other appropriate documentation relating to the security interest granted hereunder. In addition to any other such filings, Purchaser specifically authorizes Seller to file financing statements in appropriate jurisdictions naming Purchaser as the debtor and describing the collateral as “all assets”. From time to time at Seller’s request, Purchaser will execute and deliver such financing statements, continuation statements and other documents, and will do such other acts and things, as Seller reasonably deems necessary to establish and maintain a valid and perfected first priority security interest in the collateral for the Obligations. Purchaser will pay or reimburse Seller for the reasonable costs and expenses of any of the foregoing filings and actions.

If any Event of Default (as defined in the Promissory Note) shall have occurred and be continuing, Seller may exercise in respect of the collateral for the Obligations, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies on default under the applicable Uniform Commercial Code or otherwise available at law or in equity to collect, enforce or satisfy any Obligations then owing.

3. Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:

3.1 Binding Obligation. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

3.2 No Violation. The execution, delivery and performance of the Agreement by Seller, and the sale of the Ownership Interests, pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Seller or this transaction.

3.3 Clear Title. Seller owns good and marketable title in and to the Horses.

3.4 No Liens. There exists no lien, claim, charge, pledge, lease, hypothecation, security interest or other interest (collectively, “Claims”) in, or encumbrance on, against or in connection with, the Horses, or any portion thereof.

3.5 No Agent Claims. There exists no claim of any agent of Seller which could prevent Seller from transferring the Ownership Interests free and clear of all Claims.

3.6 Pedigree. The Horses are registered thoroughbreds and documents describing the pedigrees of the Horses shall be delivered by Seller to Purchaser at Closing.

3.7 No Syndication. The Horses are not now nor have they ever been syndicated for stud duty or any other purpose.

3.8 Acquisition by Seller. The Horses were acquired by Seller in July through November 2011 and have been in Seller’s sole custody and control since such time.

3.9 Veterinary Examination. Prior to their acquisition by Seller, the Horses were examined by a veterinarian chosen by Seller and the results of such examination were satisfactory to Seller’s veterinarian.

3.10 Physical Examination. Prior to their acquisition by Seller, the Horses passed a physical examination by Seller or its designee.

3.11 Insurance Evaluation. Prior to their acquisition by Seller, the Horses passed a physical examination by Dr. Robert McMartin for insurability for all risks mortality, sickness and disease and were determined to be so insurable upon customary terms and conditions at standard rates.

3.12 Other Warranties. Except as expressly set forth herein, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE HEALTH, PHYSICAL CONDITION OR SOUNDNESS OF THE HORSES, OR ANY OTHER MATTER AND, IN PARTICULAR, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4. Representations and Warranties of Purchaser. Purchaser hereby warrants and represents to Seller that:

4.1 Corporate Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has undertaken all necessary corporate action to approve this transaction.

4.2 Binding Obligation. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

4.3 No Violation. The execution, delivery and performance of the Agreement by Purchaser, and the purchase of the Interest pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Purchaser or this transaction.

5. Conditions Precedent. The purchase and sale of the Horses and closing of this transaction shall be subject to the following conditions precedent:

5.1 Deliveries of Seller. All documents required in this Agreement shall be executed by Seller and delivered to Purchaser.

5.2 Representation and Warranties. The representations and warranties of Seller in Section 3 and of Purchaser in Section 4 shall be true and correct as of the Closing Date.

6. Closing.

6.1 Place and Date of Closing; Risk of Loss. The closing of the transaction contemplated hereby (the “Closing”) will be held on the Closing Date at such time as the parties may mutually agree. Upon Seller’s delivery of the items set forth in Section 6.2 and Purchaser’s delivery of the items set forth in Section 6.3, the Closing will be contemplated and Purchaser shall be deemed to have accepted delivery of the Ownership Interests in the Horses. Title to and all risks of loss with respect to the Ownership Interests will pass from Seller to Purchaser upon the completion of the Closing in accordance with this Section 6.

6.2 Closing Deliveries of Seller. At the Closing, Seller shall deliver to Purchaser:

(a) Bill of Sale. The Bill of Sale duly executed by Seller substantially in the form of that attached hereto as Attachment C; and

(b) Other Documents. Such other documents or instruments as Purchaser may reasonably request

6.3 Closing Deliveries of Purchaser. At Closing, Purchaser shall deliver to Seller:

(a) Promissory Note. The Promissory Note as set forth in Section 2.2;

(b) Bill of Sale. The Bill of Sale duly executed by Purchaser; and

(c) Other Documents. Such other documents or instruments as Seller may reasonably request.

7. Covenants and Additional Agreements.

7.1 Sales Tax. Should any sale and/or use tax be imposed on any part of this transaction, said tax shall be collected from the Purchaser and remitted by the Seller. It is also understood that Purchaser will become responsible for any use, ad valorem, and other taxes on its ownership of the Ownership Interests in the Horses with respect to periods after delivery of the Ownership Interests to Purchaser.

7.2 Commission. Should any person or entity be entitled to any commission as a result of the sale of the Horses pursuant hereto, payment of such amount shall be the sole responsibility of the party whose actions gave rise to the obligation to pay such amount, and each party agrees to indemnify and hold harmless the other party from and against any loss, damage, claim, cause of action, or expense (including without limitation reasonable attorneys’ fees) arising from the failure of such party to pay any such amount owing by such party under this Section 7.2.

7.3 Specific Performance. Seller hereby agrees and confirms that the subject matter of this Agreement is unique. Accordingly, in addition to any other remedies which Purchaser may have in law or in equity, Seller agrees that Purchaser shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller, and Purchaser shall have the right to obtain an order or decree of such specific performance in any court of the United States or of any state or other political subdivision having competent jurisdiction over Seller.

7.4 Delivery of Horses. Delivery of the Horses shall be made as soon as practicable following the Closing. Simultaneously with such delivery, Seller shall deliver to Purchaser a copy of the Jockey Club Certificate of Foal Registration for the Horses properly endorsed to reflect the transfer of the Ownership Interests to Purchaser.

8. Notices. Any notice to be given under this Agreement shall be deemed given when delivered by hand, via email (if to Purchaser, at 901 South Federal Highway, Hallandale Beach, Florida 33009, and if to Seller, at 14875 Bayview Avenue, Aurora, Ontario, Canada), or via telecopy (if to Purchaser, at [            ], and if to Seller, or 905-841-8193); or on the third business day following the deposit of such notice in the U.S. mail, postage prepaid, first class, registered or certified mail, return receipt requested, addressed to the addresses set forth above.

9. Miscellaneous.

9.1 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and/or oral, between such parties. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement may not be modified except in a writing signed by both parties. This Agreement is not assignable by either party except with the written consent of the other party.

9.2 Governing Law. This Agreement was entered into and delivered while the Horses were in Florida and this Agreement and any and all other documents or instruments referred to herein shall be governed by and construed in accordance with the laws of the Florida.

9.3 Counterparts and Facsimile Signatures. This Agreement and any and all other documents or instruments referred to herein may be executed with counterpart signatures all of which taken together shall constitute an original without the necessity of all parties signing each documents. This Agreement may also be executed by signatures to facsimile or electronic transmittal documents in lieu of an original or machine generated or copied document.

9.4 Further Actions. Each party hereto agrees that such party will take or cause to be taken such further actions, and will execute, deliver and file, or cause to be executed, delivered and filed, such further documents, instruments and consents, as may be necessary or as may be reasonably requested by any other party in order to effectuate fully the purposes, terms and conditions of this Agreement, the Bill of Sale and the Promissory Note, whether before, at or after the date hereof.

9.5 Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the Arbitrator(s) shall be binding, conclusive and non-appealable and may be entered in any court having jurisdiction thereof.

9.6 Attorney Fees. In the event of any action or proceeding to declare or enforce the terms of the Agreement (including the documents and instruments referred to herein), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs, in addition to any other relief that may be granted.

IN WITNESS WHEREOF, this Agreement has been signed by Seller and Purchaser as of the date first above written.

PERFECT STING RACING CORPORATION, Purchaser

By:	/s/ Lyle Strachan
Name:	Lyle Strachan
Title:	Chief Financial Officer

THE ALPEN HOUSE RACING ULC, Seller

By:	/s/ Elfriede Stronach
Name:	Elfriede Stronach
Title:	Secretary/Treasurer

ATTACHMENT A

Horses

Mare	Sex	Purchase Price
Amandas Bandit	F	$85,000
April Fooler	C	$200,000
Beefeater Baby	F	$67,000
Black Garter	F	$32,000
Chippi	F	$8,500
Classy Assets	C	$67,000
Code Name Cassie	C	$47,000
Deb’s Favoite Gift	F	$37,000
French Manicure	F	$27,000
Gift To The World	C	$120,000
Gone Bye Bye	F	$15,000
Greeneggsnsam	F	$26,000
Ho Joy	C	$100,000
Jennasietta	F	$50,000
Madamascus	C	$30,000
Oh Summer	C	$24,000
Penny Perfect	C	$195,000
Promiscuity	F	$20,000
Rebel Account	C	$15,000
Wild Country	C	$65,000

Total		$1,230,500

ATTACHMENT B

Promissory Note

PROMISSORY NOTE

$ .00	December , 2011

For value received,                         , a Delaware corporation having an address at 901 South Federal Highway, Hallandale Beach, Florida 33009 (“Borrower”), promises to pay to the order of The Alpen House Racing ULC, an Alberta unlimited liability company, (“Lender”), at its office in Aurora, Ontario, Canada (or at such other location as Lender may direct), in lawful money of the United States of America and in immediately available funds, on the Maturity Date (as hereafter defined), the principal sum of                         Dollars and No Cents ($            .00), together with interest on the unpaid principal balance hereof at the rate of 0.19% per annum, compounded annually on each anniversary of the date hereof, from and including the date hereof to but excluding the date of payment. As used herein, “Maturity Date” shall mean the earlier of (i) December 16, 2014 and (ii) the date of consummation of an offering of equity securities of Borrower pursuant to which net proceeds from the sale of such equity securities to persons other than affiliates of Lender or Borrower equal or exceed the amount then due under this Note. This Note may be prepaid in whole or in part at any time without penalty or premium. An “Event of Default” shall occur hereunder if the principal of and all accrued and unpaid interest on this Note shall not have been paid in full by 5:00 Eastern Standard Time on the Maturity Date.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment for payment, demand, notice of dishonor and protest and any and all other notices and defenses, including but not limited to set-off and counterclaim, are expressly waived.

This Note shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law provisions thereof.

a Delaware corporation, as Borrower

By:
Name:
Title:

ATTACHMENT C

Bill of Sale

THIS BILL OF SALE is made and entered into as of this day of December, 2011, by and between (i) Perfect Sting Racing Corporation (“Purchaser”) and (ii) The Alpen House Racing ULC (“Seller”).

W I T N E S S E T H:

1. Sale of Horses. Subject and pursuant to the terms, provisions and conditions of that certain Purchase and Sale Agreement between the parties hereto dated December , 2011 (the “Purchase Agreement”), Seller, for valuable consideration as set forth therein, hereby grants, conveys, transfers, bargains and sells to Purchaser one hundred percent (100%) of the ownership interests (the “Ownership Interests”) in and to the Horses listed on Attachment A hereto (the “Horses”).

2. Representations and Warranties of Seller. Seller represents and warrants to Purchaser:

(a) Binding Obligation. This Bill of Sale is a valid, binding obligation of Seller, enforceable in accordance with its terms and is delivered simultaneous with that certain Promissory Note of even date herewith;

(b) No Violation. The execution, delivery and performance of the Bill of Sale by Seller, and the sale of the Interest pursuant hereto, does not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Seller or this transaction;

(c) Clear Title. Seller owns good and marketable title in and to the Ownership Interests;

(d) No liens. There are no liens, claims, charges, pledges, leases, hypothecations, security or other interest or encumbrances on, against or in connection with the Horses;

(e) No Agent Claims. There are no claims of any agents of Seller which prevents Seller from transferring the Interest free and clear of all claims; and

(f) Pedigree. The description of the pedigrees of the Horses to be delivered by Seller pursuant to the Purchase Agreement is true and correct.

(g) WARRANTIES. Except as expressly set forth herein or in the Purchase Agreement, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE HEALTH, PHYSICAL CONDITION OR SOUNDNESS OF THE HORSES, OR ANY OTHER MATTER AND, IN PARTICULAR, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the execution, delivery and performance of this Bill of Sale by Purchaser, and the purchase of the Ownership Interests pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Purchaser or this transaction.

4. Governing Law. The Bill of Sale was entered into and shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Bill of Sale has been signed by Seller and Purchaser as of the date first above written.

PERFECT STING RACING CORPORATION, Purchaser

By:
Name:
Title:

THE ALPEN HOUSE RACING ULC, Seller

By:
Name:
Title: